AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

This AMENDMENT to the EXPENSE LIMITATION AGREEMENT (this “Amendment”), by and between Great-West Capital Management, LLC (formerly known as GW Capital Management, LLC) (the “Adviser”) and Great-West Funds, Inc. (formerly known as Maxim Series Fund, Inc.) (the “Fund”) is effective May 1, 2014.

WHEREAS, the Adviser and the Fund are parties to the Expense Limitation Agreement, dated September 30, 2011 (the “Agreement”); and

WHEREAS, the Adviser and the Fund desire to amend the Agreement in accordance with the Section 4.4 of the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	All references to “GW Capital Management, LLC” are hereby deleted in their entirety and replaced with “Great-West Capital Management, LLC.”

2.	All references to “Maxim Series Fund, Inc.” are hereby deleted in their entirety and replaced with “Great-West Funds, Inc.”

3.	Schedule A to the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

4.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:    /s/ Ryan L. Logsdon            By:    /s/ Robert K. Shaw

Name:    Ryan L. Logsdon            Name:    Robert K. Shaw

Title:    Assistant Vice President, Counsel    Title:    President & Chief Executive Officer
& Secretary

GREAT-WEST FUNDS, INC.

Attest:    /s/ Ryan L. Logsdon            By:    /s/ Mary C. Maiers

Name:    Ryan L. Logsdon            Name:    Mary C. Maiers

Title:    Assistant Vice President, Counsel    Title:    Chief Financial Officer & Treasurer
& Secretary

SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

OTHER EXPENSE LIMITS

Maximum Other Expense Limit Percentage (as a percentage of average net assets)
Name of Portfolio	Class A
Great-West SecureFoundation® Balanced ETF Fund	0.07%

Initial term ends on date: April 30, 2015